UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Not Applicable

(Zip Code)

B1, Business Park Terre Bonne,

Route de Crassier 13

1262 Eysins, Switzerland

(Address of Principal Executive Offices)

011-41-22-716-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 relating to the Additional Royalty Rights (as defined below) is set forth under the heading “Additional Royalty Rights” under Item 2.03 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On June 29, 2018, Quotient Limited (the “Company”), completed the second and final closing (the “Second Closing”) of its offering (the “Offering”) of up to $120.0 million aggregate principal amount of its 12% senior secured notes due 2023 (the “Notes”) issued pursuant to that certain indenture, dated October 14, 2016, by and among the Company, the Guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and collateral agent (the “Indenture”). Upon the Second Closing, the Company issued an additional $36.0 million aggregate principal amount of its 12% senior secured notes due 2023 (the “Additional Notes”), which issuance was triggered by the Company’s publication of a press release publicly announcing the completion of field trials for the MosaiQTM IH Microarray demonstrating greater than 99% concordance for the detection of blood-group antigens and greater than 95% concordance for the detection of blood group antibodies, in each case when compared to predicate technologies, and in each case to detect the following blood group antigens or blood group antibodies – A, B, D, C, c, E, e, Cw, K and k (the “Additional Securities Triggering Event”). The Company issued the initial $84.0 million aggregate principal amount of the Notes (the “Initial Notes”) on October 14, 2016, as reported in the Company’s Current Report on Form 8-K filed October 14, 2016 (the “First Closing 8-K”).

The Company estimates that the net proceeds from the Second Closing will be approximately $34.8 million, after deducting the estimated Offering expenses payable by the Company in connection with the Second Closing. The Additional Notes were sold only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Together with the proceeds from the initial closing reported in the First Closing 8-K, the aggregate net proceeds of the Offering are expected to be approximately $113.3 million.

The Company plans to use the net proceeds from the Additional Notes, among other things, for general corporate purposes.

Pursuant to the terms of the Purchase Agreements, certain of the purchasers of the Initial Notes have assigned their obligation to purchase all or a portion of the Additional Notes to affiliates. Except as described below, the Additional Notes purchased by each purchaser (each, a “Purchaser”) at the Second Closing have the same terms as the Initial Notes. The issuance date of the Additional Notes is June 29, 2018 and the initial payment date of the Additional Notes is October 15, 2018. In addition, interest on the Additional Notes accrues commencing on June 29, 2018. The Additional Notes will be treated as a single series with the Initial Notes, except that the Additional Notes will have a different CUSIP number from that of the Intitial Notes and will not be fungible with the Initial Notes for U.S. federal income tax purposes.

The Notes purchased by each Purchaser at the Second Closing, the related guarantees and the Additional Royalty Rights (as defined below) have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The holders of the Additional Notes do not have any registration rights.

The description of the Notes contained herein is qualified in its entirety by reference to the Indenture (which contains forms of the Notes), which is filed as Exhibit 4.1 to the First Closing 8-K, and is incorporated herein by reference.

Additional Royalty Rights

In connection with the Second Closing of the Offering, on June 29, 2018, the Company entered into royalty right agreements (the “Additional Royalty Right Agreements”) with each of the Purchasers, pursuant to which the Company sold to the Purchasers the right to receive, in the aggregate, a payment equal to 0.6% of the aggregate net sales of MosaiQ™ instruments and consumables in the donor testing market in the European Union and the United States (the “Additional Royalty Rights”). The royalty will be paid semi-annually on March 20 and September 20 of each year, and will be payable beginning on the date that the Company or its affiliates enters into a contract for the sale of MosaiQ™ instruments or consumables in the donor resting market in the European Union or the United States and ending on the last day of the calendar quarter in which the eighth anniversary of the first contract date occurs. The Additional Royalty Right Agreements are otherwise substantially identical to the Royalty Right Agreements (as defined in the First Closing 8-K) and include other terms and conditions customary in agreements of this type.

Certain of the Additional Royalty Right Agreements contain amendments to the Royalty Right Agreements that correct certain typographical errors that were present in the Royalty Right Agreements. In the case of purchasers of Initial Notes that are not purchasing Additional Notes at the Second Closing, the Company has entered into amendment agreements with such purchasers in respect of their Royalty Right Agreements to correct such errors.

The description of the Additional Royalty Right Agreements contained herein is qualified in its entirety by reference to the form of royalty right agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Indenture, dated as of October 14, 2016, among the Company, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent

10.1	Form of Royalty Right Agreement, dated June 29, 2018.

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed October 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Christopher Lindop
Chief Financial Officer

Dated: June 29, 2018